UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2022

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

On January 24, 2022, QSAM Biosciences, Inc. (the “Company”) appointed Ms. Adriann Sax to the board of directors (the “Board”) of the Company.

Ms. Sax has 30+ years of experience in biotech and life sciences, serving in leadership, operational and business development roles with a focus on oncology for both Fortune 100 and start-up companies. She currently serves as CEO and co-founder of Vetigenics LLC, an animal health biotech company, where she has secured partnerships with Merck, obtained federal grants, and was named 2021 Start-up of the Year by the Penn Center for Innovation at the University of Pennsylvania. Previously, she was EVP and Chief Commercial Officer at Kadmon Corp., a division of Sanofi Company, and for five years, Entrepreneur in Residence at Fortress Biotech. During the early 2000s, Ms. Sax served in various leadership capacities at large pharmaceutical companies, notably Vice President at Bristol Myers Squibb, Executive Director at Merck & Co., and Executive Vice President in charge of Business Development and Strategic Planning at King Pharmaceuticals, leading to its $6.5 Billion acquisition by Pfizer. Ms. Sax holds an MBA from the Keller Graduate School and a BS in Animal Science from the University of Delaware. She is an active advisor and board member for many industry associations, academic institutions, and nonpublic company boards.

Ms. Sax will serve as a member of the Audit Committee and as the chair of Nominating and Governance Committee for the Company. In connection with Ms. Sax’s appointment to the Board and these committees, the Board has determined that Ms. Sax satisfies the definition of “independent director” and the heightened independence standards for service on the Board’s Audit Committee under the NASDAQ listing standards.

Ms. Sax will stand for election at the Company’s next annual meeting of shareholders, and will participate in the Company’s standard outside director compensation program as outlined in Exhibit 10.1 below, the cash portion of which will commence upon the completion of the Company’s next financing.

The Company issued a press release announcing the appointment of Ms. Sax to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated here by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Independent Director Compensation Plan

99.1	Press release announcing appointment of Ms. Adriann Sax

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSAM Biosciences, Inc.

By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel

Date: January 28, 2022